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                                   EXHIBIT 11

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                                                                     EXHIBIT 11
                     LAFARGE CORPORATION AND SUBSIDIARIES
               COMPUTATION OF NET INCOME PER COMMON EQUITY SHARE
             (Unaudited and in thousands except per share amounts)



                                                                                Years Ended December 31
                                                                    --------------------------------------------------------
                                                                          1993               1992 (b)            1991
                                                                    --------------------------------------------------------
Primary Calculation
   Net income (loss) applicable to common equity shareholders            $  5,897          $ (100,644)          $ (50,365)
                                                                     ========================================================
   Weighted average number of common equity shares outstanding             61,097              58,652              55,925

   Net effect of dilutive stock options-based on the treasury
     stock method using average market price                                  539                   -                   -
                                                                     --------------------------------------------------------
   Weighted average number of common equity shares and share
     equivalents outstanding                                               61,636              58,652              55,925
                                                                     ========================================================
   Primary net income (loss) per common equity share                     $   0.10          $    (1.72)          $    (.90)
                                                                     ========================================================
Fully diluted calculation
   Net income (loss)                                                     $  5,897          $ (100,644)          $ (50,365)

   Add after tax interest expense applicable to
     7% Convertible Debentures                                              7,000               7,000               7,000
                                                                     --------------------------------------------------------
   Net income (loss) assuming full dilution                              $ 12,897          $  (93,644)          $ (43,365)
                                                                     ========================================================
   Weighted average number of common equity shares outstanding             61,097              58,652              55,925

   Net effect of dilutive stock options-based on the treasury stock
     method using the higher of average or year-end market price              850                 212                 222

   Add additional shares assuming conversion of
     7% Convertible Debentures                                              4,520               4,520               4,520
                                                                     --------------------------------------------------------
   Weighted average number of common equity shares assuming
     full conversion of all potentially dilutive securities                66,467              63,384              60,667
                                                                     ========================================================
   Fully diluted net income (loss) per common equity share               $   0.19(a)        $   (1.48)(a)       $   (0.71)(a)
                                                                     ========================================================


(a) This calculation is submitted in accordance with regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(b) All calculations for 1992 include the cumulative effect of changes in accounting principles.